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                                 Tim Harrington
                                    PRESIDENT
                      Reliant Interactive Media Corporation
              2701 North Rocky Point Dr., Suite 200, Tampa FL 33607
            (Name and Address of Person Authorized to Receive Notices
          and Communications on Behalf of the Person Filing Statement)
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                                 WITH A COPY TO:
                             KARL E. RODRIGUEZ, ESQ
                              24843 Del Prado, #318
                              Dana Point, CA 92629
                                 (949) 248-9561
                               fax (949) 248-1688
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  September 8, 2000

                        Commission File Number:  0-26699

  Nevada                                                              87-0411941
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)


2701  N.  Rocky  Point  Dr.,  Suite  200,  Tampa,  Florida                 33607
(Address of principal executive offices)                              (Zip Code)


Registrant's  telephone  number,  including  area  code:         (813)  282-1717

Securities  registered  pursuant  to  Section  12(g)  of  the Act:     7,348,821




     ITEM 5. OTHER EVENTS. On September 8, 2000, TeleServices Internet Group, Inc., known as TSIG.com, announced that it has entered into a revised definitive agreement with Reliant Interactive Media Corporation. A copy of that News Release is attached hereto and filed as an Exhibit to this filing on Form 8-K.
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated:  September  8,  2000
                         RELIANT INTERACTIVE MEDIA CORP.
                          formerly Reliant Corporation
                                       by


  /s/Kevin Harrrington                    /s/Tim Harrington
     Kevin  Harrington                       Tim  Harrington
     chairman and ceo/director               president and coo/director

  /s/Mel Arthur                          /s/Karl E. Rodriguez
     Mel  Arthur                            Karl  E.  Rodriguez
     executive vice president/director      secretary/director

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                                     EXHIBIT

                                  NEWS RELEASE
                                SEPTEMBER 8, 2000
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                     TSIG.COM FINALIZES AGREEMENT TO ACQUIRE
                         RELIANT INTERACTIVE MEDIA CORP.

ST. PETERSBURG, FLA. (SEPTEMBER 8, 2000) - TeleServices Internet Group Inc. (OTC BB :TIGI - news), known as TSIG.com, today announced that it has finalized an agreement to acquire the business of Reliant Interactive Media Corp., a direct marketing company specializing in the production of long-form commercial programming that drives retail sales via television and the Internet. "With the acquisition of Reliant, TSIG.com gains a marketing powerhouse and a management team that has been responsible for over $3 billion in sales over the past sixteen years," commented Robert Gordon, chairman of TSIG.com. "We will now be able to provide our corporate and non-profit partners with Internet technology by GeneralSearch.Com, and marketing and operational know-how by Reliant."
Reliant reported revenues of approximately $40 million (unaudited) in the first six months of this year. For fiscal year 2000, Reliant's management is targeting sales of approximately $100 million.

Jeff Bruss, Vice-Chairman of TSIG.com and founder of GeneralSearch.Com, stated, "The acquisition of Reliant is intended to complement TSIG.com's recently announced acquisition of GeneralSearch.Com, a portal and search engine company. Management believes that Reliant's marketing programs have the potential to drive millions of Internet users to register on GeneralSearch.Com. Further, with the assistance of GeneralSearch, Reliant will help TSIG.com leverage its relationships with multi-national corporations such as Coca-Cola and Lufthansa, and national non-profit organizations such as UCP."

Kevin Harrington added, "We believe there are tremendous synergies between TSIG.com's relationships, GeneralSearch.Com's technology, Affinity's proven telemarketing operation - and our own ability to drive traffic. We look forward to being the marketing engine that helps propel their search engine."

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According  to  Mel  Arthur,  Executive  Vice President of Reliant, "TSIG.com and
Reliant both came by separate ways to a similar 'zero-cost acquisition model'. At Reliant, we drive people to our Web sites using our profitable half-hour shows so there is no cost to get customers to our Web sites. We believe that our marketing approach can yield tremendous results for GeneralSearch.Com, and have already integrated GeneralSearch into our next show to sell computers. Also, we are now designing a long-form commercial featuring GeneralSearch that includes free Internet access. Our strategy is to develop a program that drives subscribers to GeneralSearch.Com at virtually no customer acquisition cost."

Pursuant to the agreement announced today, substantially all of the assets, liabilities and business operations of Reliant have been transferred to AsSeenOnTVpc.com, Inc., making it a subsidiary of Reliant. Then, no earlier than 20 days after Reliant sends an information statement to its shareholders, shares representing 100% ownership of AsSeenOnTVpc.com would be exchanged for 8 million shares of common stock of TSIG.com in a stock-for-stock, tax-free acquisitive reorganization. This agreement has been approved by a majority of the Reliant shareholders. TSIG.com has also agreed to provide up to $10 million of working capital for the acquired entity. Further, TSIG.com has executed three-year employment agreements (to become effective upon closing) with Kevin Harrington, the chairman and chief executive officer of Reliant, as well as Tim Harrington and Mel Arthur, the other principals. Other terms were not disclosed.

ABOUT  RELIANT  INTERACTIVE  MEDIA  CORP.
Reliant Interactive Media Corp., based in Tampa, Florida, has combined the marketing power of television and the personal computer to sell cutting-edge products to consumers. Reliant produces long-form commercial programming that drives customers to purchase products through the convenience of the telephone or by using their Web properties. Reliant's business model is to develop customers for their Web properties at no direct acquisition costs, because the production and the media costs are being covered independently of Web site sales.

ABOUT  GENERALSEARCH.COM,  INC.
GeneralSearch.Com, Inc., is a private company that was formed in 1998 to enhance the individual's Internet experience. GeneralSearch.Com is an Internet portal with one of the most powerful and accurate search engines on the Internet, with access to a database of more than 100 million links. The search engine is family-oriented, with filters that eliminate virtually all adult-oriented content, while still providing the most accurate search results available on the Internet.

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GeneralSearch  also  has  more  than  1000  Internet-based affiliates, including
Office Max, Stamps.com and other popular sites. GeneralSearch offers free Internet access for life, free e-mail, fax, integrated messaging and other services. GeneralSearch.Com is located in West Chicago, IL. The company can be reached by e-mail at info@GeneralSearch.Com. The company's website is at
                         ----------------------
www.GeneralSearch.Com.
      ---------------

ABOUT  TSIG.COM

Headquartered in St. Petersburg, Florida, TeleServices Internet Group Inc., known as TSIG.com, has recently acquired GeneralSearch.Com, an Internet search engine and portal, and has entered into agreements to acquire The Affinity Group, an affinity marketing and sales company, and Reliant Interactive Media, a direct marketing company that drives retail sales via television and the Internet. TSIG.com forms myCard partnership agreements with national corporations and non-profit organizations, and then works with those partners to design revenue-generating programs that attract consumers to their Web sites. The first myCard program was myMusicCard, which enables consumers to purchase CDs and cassettes at the lowest available prices. Similarly TSIG.com's myPhotoCard programs provide low-cost film processing and Kodak Film, and the myPhoneCard programs provide low-cost prepaid long-distance calling card services.

These customized marketing programs are intended to provide recurring revenues to TSIG.com and its partners, and help develop strong brand loyalty and awareness within target communities. TSIG.com further enhances its myCard programs by providing customer service and support with its Web-based call center and related services. With non-profits, TSIG.com is engaged in
"cause-related marketing" and has a "volunteer sales force" of millions generating sales and driving traffic to Internet sites for the lowest customer acquisition cost in the business. TSIG.com is the national marketing partner of UCP, the nation's largest non-profit health care organization and leader in the disability field, which each year serves over 1 million people with disabilities in the United States. TSIG.com's corporate web site is at
WWW.TSIG.COM  and  the  myMusicCard  web  site  is  at  WWW.MYMUSICCARD.COM.
        ----                                            --------------------

This  press  release contains "forward-looking statements" within the meaning of
Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. Actual results could differ materially, as the result of (1) competition in the markets for the company's products and services, (2) the ability of the company to execute its plans, (3) the availability of financing at favorable terms, and (4) other factors noted in the company's public filings with the SEC.


PRESS  CONTACTS:
Paul  Henry  phenry@tsig.com
             ---------------
727/897-4000

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